UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2024

Consolidated Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2116 South 17th Street, Mattoon, Illinois	61938-5973
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (217) 235-3311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 31, 2024, Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”), held a virtual special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of October 15, 2023 (the “Merger Agreement”), by and among the Company, Condor Holdings LLC, a Delaware limited liability company (“Parent”) affiliated with certain funds managed by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”), and Condor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly owned subsidiary of an affiliate of Searchlight.

As of the close of business on December 13, 2023, the record date for the stockholders entitled to vote at the Special Meeting, there were a total of 116,192,461 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 103,882,312 shares of Company Common Stock, representing approximately 89.40% of the total shares of Company Common Stock issued and outstanding and entitled to vote, were present or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

1.	A proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”);

2.	A proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of the Company in connection with the consummation of the Merger (the “Advisory Compensation Proposal”); and

3.	A proposal to approve any adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes in favor of the Merger Agreement Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Each proposal is described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 18, 2023, as supplemented, and first mailed to the Company’s stockholders on or about December 18, 2023.

Each of the three proposals was approved by the requisite vote of the Company’s stockholders. In addition to receiving the approval of stockholders representing a majority of the voting power represented by the outstanding shares of Company Common Stock that were entitled to vote on the Merger Agreement Proposal in accordance with the Delaware General Corporation Law (the “DGCL”) (“Threshold 1”), the Merger Agreement Proposal was approved by a majority of the voting power represented by the outstanding shares of Company Common Stock that were entitled to vote thereon in accordance with the DGCL and held by Unaffiliated Stockholders (as defined in the Merger Agreement) (“Threshold 2”).

The final voting results for each proposal are described below:

1.	The Merger Agreement Proposal:

Threshold 1

Votes Cast For	Votes Cast Against	Abstentions
97,475,562	6,249,214	157,536

Threshold 2

Votes Cast For	Votes Cast Against	Abstentions
54,991,852	6,249,214	157,536

2.	The Advisory Compensation Proposal:

Votes Cast For	Votes Cast Against	Abstentions
93,681,108	8,402,292	1,798,912

3.	The Adjournment Proposal:

Votes Cast For	Votes Cast Against	Abstentions
92,740,158	10,760,666	381,488

Because the Merger Agreement proposal was approved by the requisite vote, no adjournment to solicit additional proxies was necessary.

Item 8.01 Other Events.

On January 31, 2024, the Company issued a press release announcing the preliminary voting results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 31, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Fred A. Graffam III
	Name:	Fred A. Graffam III
	Title:	Chief Financial Officer

Date: February 1, 2024